UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: September 28, 2007

(Date of earliest event reported)

LENOX GROUP INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-11908

Delaware	13-3684956
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Village Place, 6436 City West Parkway, Eden Prairie, MN 55344

(Address of principal executive offices, including zip code)

(952) 944-5600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)       Effective as of September 28, 2007, Conrad L. Bringsjord resigned as a member of the Board of Directors (the “Board”) of Lenox Group Inc. (the “Company”) and as a member of the Audit Committee and the Executive Committee of the Board. This resignation was formally accepted by the Board at its meeting on October 2, 2007.

(d)       On October 2, 2007, the Board of the Company elected Cesar A. Baez to serve as a member of the Board and as a member of the Audit Committee and the Executive Committee of the Board, filling the vacancies left by Mr. Bringsjord. Mr. Baez replaces Mr. Bringsjord as the designee of the Clinton Group, Inc. (“CGI”) on the Board and on these committees pursuant to the agreement entered into between the Company and CGI, effective April 13, 2007, (the “Agreeement”), a copy of which has been filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated April 13, 2007.

Mr. Baez currently serves as the Founder and Managing Partner of Centinela Capital Partners, LLC. He is an investment professional with more than 27 years of senior executive experience in private equity, asset management, media and investment banking.

Other than through the Agreement, Mr. Baez is not a party to any transaction with the Company or any subsidiary of the Company. Mr. Baez has no family relationships with any member of the Board or any executive officer of the Company.

(e)        On September 29, 2007, the Compensation Committee of the Board (the “Compensation Committee”) of the Company, approved performance metrics for fiscal year 2007 cash bonus award opportunities. The Compensation Committee also approved the grant of performance shares to certain of the Company’s key executive officers for the three-year performance cycle commencing December 31, 2006 and ending January 2, 2010, covering the Company’s fiscal years 2007, 2008 and 2009 (the “Performance Cycle”). The Compensation Committee also approved a revised form of Agreement for Performance Shares (the “Revised Performance Share Agreement”), the changes to which are described below and a copy of which is attached hereto as Exhibit 10.1. Information regarding the terms of these awards is set forth below.

Cash Bonus Awards

The Compensation Committee approved annual cash bonus award levels for each of the Company’s senior executives for fiscal year 2007 under the Company’s 2004 Cash Incentive Plan (the “Cash Plan”). It also established target bonus percentages of base pay for the Chief Executive Officer and Chief Financial Officer/Chief Operating Officer, if and when those positions are filled. The amounts approved for the Company’s named executive officers are set forth in the table below:

Name	Position	Amount of Cash Bonus Award (Fiscal Year 2007)
		Minimum	Target	Maximum
Branka Hannon	Senior Vice President, Human Resources	$0	$81,809	$122,714
Louis Fantin	Senior Vice President, General Counsel & Secretary	$0	$101,419	$152,129

The Compensation Committee also approved performance metrics for the determination of the fiscal year 2007 bonuses. The performance metrics for these bonuses are based on “pre-bonus EBITDA,” which is equal to the sum of the consolidated EBITDA, represented in the Company’s financial statements and loan documents, plus the total amount of management bonuses paid out. The plan is designed to pay out bonuses once the Company achieves certain levels of pre-bonus EBITDA. If the Company exceeds these levels, an additional bonus may be earned for each prorated amount of pre-bonus EBITDA by which these levels were exceeded, up to a maximum bonus of 150% of target. The Compensation Committee also retains the right to reduce the bonuses by up to 25% if management of return-on-assets does not meet expectations, determined at the discretion of the Compensation Committee. The total bonus pool for the Company’s senior executive officers for fiscal year 2007, assuming that the target bonus amount is earned, is $4.0 million. These bonuses are subject to additional terms set forth in the Cash Plan, previously filed as Exhibit 10.10 to the Company’s Annual Report on Form 10-K for the year ended January 3, 2004.

Performance Shares

The Compensation Committee approved the award of performance shares to key executives. The amounts approved for the named executive officers are indicated below:

Name	Performance Cycle	Number of Performance Shares Subject to Award
		Minimum	Threshold	Target
Branka Hannon	12/31/06-1/2/10	4,000	6,000	8,000
Louis Fantin	12/31/06-1/2/10	4,000	6,000	8,000

Each of the performance share awards approved by the Compensation Committee will be granted on the fourth trading day following the release of the Company’s third quarter earnings for fiscal year 2007 and will relate to the Performance Cycle. The vesting of the shares for this Performance Cycle is based on the Company’s achievement of certain annual operating income amounts and certain cumulative operating income amounts, which were determined and approved by the Compensation Committee, as well as maintaining compliance with the financial covenants in the Company’s credit facilities. The actual number of performance shares earned with respect to these awards will vary from 0% to 100% of the target number of performance shares granted, based on the extent to which the performance metrics are attained. If the Company fails to achieve at least the minimum amount of annual and cumulative operating income results, then all performance shares awarded will be forfeited.

The performance shares are shares of the Company’s common stock and are issued pursuant to the Company’s 2004 Stock Incentive Plan (the “2004 Incentive Plan”) and the Revised Performance Share Agreement. These shares are subject to forfeiture, but entitle the holder to voting and dividend rights during the Performance Cycle. Any dividends paid with respect to the performance shares will be held in escrow during the Performance Cycle and will be subject to forfeiture to the extent that the performance shares are not vested at the end of the Performance Cycle. The performance shares are also subject to certain restrictions set forth in the Revised Performance Share Agreement.

Besides incorporating the performance metrics approved by the Compensation Committee, the only significant change in the Revised Performance Share Agreement is the modification of the terms of accelerated vesting upon a Change in Control, as that term is defined in the 2004 Incentive Plan. Under the Revised Performance Share Agreement, if a Change in Control occurs prior to the last day of the Performance Cycle, the grantee will become vested in a prorated portion of the target number of performance shares based on the number of months of the Performance Cycle that have elapsed prior to the Change in Control, provided the grantee has been continuously employed by the Company during that time.

The description in this Current Report on Form 8-K of the terms of the performance shares is qualified in its entirety by reference to the 2004 Incentive Plan, previously filed as Exhibit 10.11 to the Company’s Annual Report on Form 10-K for the year ended January 3, 2004, and the Revised Performance Share Agreement under the 2004 Incentive Plan, filed herewith as Exhibit 10.1, and incorporated herein by reference.

9.01    Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Revised Form of Agreement for Performance Shares under the Lenox Group Inc. 2004 Stock Incentive Plan.†

__________________

† Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENOX GROUP INC.

By:	/s/ Timothy J. Schugel
Timothy J. Schugel
Chief Financial Officer

Date: October 3, 2007

EXHIBIT INDEX

Exhibit Number	Description
10.1	Revised Form of Agreement for Performance Shares under the Lenox Group Inc. 2004 Stock Incentive Plan.